Exhibit 99.3 4Q'19 Financial Results January 24, 2020

Disclaimers Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results. No representation is made that the information in these slides is complete. For additional information, see the earnings release and financial supplement included as exhibits to our Current Report on Form 8- K filed today and available on our website (www.synchronyfinancial.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “targets,” “outlook,” “estimates,” “will,” “should,” “may” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our revenue in a small number of Retail Card partners, promotion and support of our products by our partners, and financial performance of our partners; cyber-attacks or other security breaches; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk, the sufficiency of our allowance for loan losses and the accuracy of the assumptions or estimates used in preparing our financial statements; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; disruptions in the operations of our computer systems and data centers; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; damage to our reputation; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; a material indemnification obligation to GE under the Tax Sharing and Separation Agreement with GE if we cause the split-off from GE or certain preliminary transactions to fail to qualify for tax-free treatment or in the case of certain significant transfers of our stock following the split-off; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd- Frank Wall Street Reform and Consumer Protection Act and the impact of the Consumer Financial Protection Bureau’s regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Synchrony Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed on February 15, 2019. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Differences between this presentation and the supplemental financials may occur due to rounding. 2

4Q'19 Highlights

Financial Highlights

- $731 million Net earnings, $1.15 diluted EPS
  - Reduction in the reserve related to the Walmart consumer portfolio sale completed in October was $38 million, or $28 million after-tax; EPS benefit of $0.05
- Solid Core Growth metrics[(a)] in 4Q'19
  - Loan receivables down 6%; up 5% on a Core basis
  - Interest and fees on loans down 6%; up 5% on a Core basis
  - Purchase volume flat; up 7% on a Core basis
  - Average active accounts down 5%; up 3% on a Core basis
- Net charge-offs 5.15% compared to 5.54% in the prior year
- Provision for loan losses down 24% primarily driven by lower core reserve build and reduction in net charge-offs
- Efficiency ratio 34.8% compared to 30.4% in the prior year
  - Operating expenses include a restructuring charge of $21 million increasing efficiency ratio 0.6pts
- Deposits up $1.1 billion compared to prior year
- Strong capital and liquidity
  - 14.1% CET1 & $17.3 billion liquid assets
  - Returned $1.5 billion in capital through $1.4 billion of share repurchases and $141 million in common stock dividends
  - Issued $750 million preferred stock

Business Highlights

- Added new partnerships

verizon

Mor furniture for less

GRAND HOME FURNISHINGS

TRAVIS INDUSTRIES THE HOUSE OF FIRE

LEISURE PRO DIVER EMPORIUM

- Renewed and extended key relationships

ROOMS TO GO

BUY MAX ALLIANCE

CFMOTO

Continental

- Renewed and Extended CareCredit key relationship

Demant

synchrony FINANCIAL

(a) Growth Metrics shown above on a Core basis are non-GAAP measures and excludes from both the prior year and the current year amounts related to the Walmart and Yamaha portfolios, sold in October 2019 and January 2020, respectively. See non-GAAP reconciliation in the appendix.

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Platform Results[a]

Retail Card[b]

Loan receivables, $ in billions


(12)%
$63.8
$56.4
Core[c]
$54.3
$56.4
+4%

Payment Solutions[b]

Loan receivables, $ in billions


+4%
$19.8
$20.5
$19.1
$20.5
+7%

CareCredit

Loan receivables, $ in billions


+8%
$9.5
$10.3

	Retail Card 4Q'18	Retail Card 4Q'19	Retail Card V%	Payment Solutions 4Q'18	Payment Solutions 4Q'19	Payment Solutions V%	CareCredit 4Q'18	CareCredit 4Q'19	CareCredit V%
Purchase volume	$31.8	$31.0	(2)%	$6.0	$6.4	+6%	$2.5	$2.8	+12%
Accounts	58.9	54.6	(7)%	12.4	12.7	+3%	6.1	6.4	+5%
Interest and fees on loans	$3,502	$3,143	(10)%	$708	$737	+4%	$564	$612	+9%

Retail Card

- Decline due to Walmart portfolio; solid Core receivable growth primarily driven by digital partners
- Interest and Fees on Loans down 10% driven by the Walmart sale

Payment Solutions

- Strong growth led by home furnishings and home specialty
- Interest and Fees on Loans up 4% driven by receivable growth

CareCredit

- Strong growth led by dental and veterinary
- Interest and Fees on Loans up 9% driven by receivable growth

(a) Accounts represent average active accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Purchase volume $ in billions and Interest and fees on loans $ in millions.
(b) Beginning in 1Q 2019, our Oil and Gas retail partners are now included in our Payment Solutions sales platform. Prior period financial and operating metrics for Retail Card and Payment Solutions have been recast to reflect the current period presentation.
(c) Loan receivables shown above on a Core basis is a non-GAAP measure. See non-GAAP reconciliation in the appendix.

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Financial Results Summary earnings statement 4Q'19 Highlights B/(W) • $731 million Net earnings, $1.15 diluted EPS $ in millions, except per share statistics 4Q'19 4Q'18 $ % • Net interest income down 7% driven by the Total interest income $4,585 $4,876 $(291) (6)% Walmart sale Total interest expense 556 543 (13) (2)% − Interest and fees on loans down 6% driven by the Net interest income (NII) 4,029 4,333 (304) (7)% Walmart sale − Interest expense increase driven primarily by Retailer share arrangements (RSA) (1,029) (855) (174) (20)% increased benchmark rates Provision for loan losses 1,104 1,452 348 24% • Retailer share arrangements up 20% Other income 104 64 40 63% − Increase driven primarily by improved performance and growth Other expense 1,079 1,078 (1) (0)% • Provision for loan losses down 24% primarily Pre-Tax earnings 921 1,012 (91) (9)% driven by lower core reserve build and reduction Provision for income taxes 190 229 39 17% in net charge-offs − Net charge-offs of 5.15% compared to 5.54% in Net earnings $731 $783 $(52) (7)% the prior year primarily driven by the Walmart sale Diluted earnings per share $1.15 $1.09 $0.06 • Other expense remained flat − Includes a restructuring charge of $21 million 5

Growth Metrics Purchase volume (0)% Loan receivables (6)% $ in billions $ in billions $40.3 $40.2 $93.1 $87.2 Core (a) $37.3 $39.9 +7% Core (a) $82.9 $87.2 +5% 4Q'18 4Q'19 4Q'18 4Q'19 Average active accounts (5)% Interest and fees on loans (6)% in millions $ in millions 77.4 $4,774 73.7 $4,492 Core (a) 69.7 72.0 +3% Core (a) $4,215 $4,423 +5% 4Q'18 4Q'19 4Q'18 4Q'19 a) Financial measures shown above on a Core basis are non-GAAP measures. See non-GAAP reconciliation in the appendix. 6

Net Interest Income Net interest income $ in millions, % of average interest-earning assets 4Q'19 Highlights (7)% • Net interest income decreased 7% compared to prior year driven by the Walmart sale $4,333 − Interest and fees on loans down 6% driven by $4,029 the Walmart sale • Net interest margin down 105bps. − Loan receivables mix as a percent of total Earning Assets decreased from 83.5% to 80.2% driven by the proceeds of the Walmart sale 16.06% 15.01% − Loan receivables yield 20.87%, down 33bps. versus prior year primarily driven by the Walmart sale − Total interest-bearing liabilities cost increased 10bps. to 2.58%, due primarily to increased benchmark rates 4Q'18 4Q'19 7

Asset Quality Metrics

30+ days past due

$ in millions, % of period-end loan receivables



$3,831
$3,521
$3,293
$4,021
$4,430
$3,957
$3,625
$3,723
$3,874
4.67%
4.52%
4.17%
4.59%
4.76%
4.92%
4.43%
4.47%
4.44% (a)
4Q'17
1Q'18
2Q'18
3Q'18
4Q'18
1Q'19
2Q'19
3Q'19
4Q'19

Net charge-offs

$ in millions, % of average loan receivables including held for sale



$1,141
$1,198
$1,159
$1,087
$1,248
$1,344
$1,331
$1,221
$1,109
5.78%
6.14%
5.97%
4.97%
5.54%
6.06%
6.01%
5.35%
5.15% (b)
4Q'17
1Q'18
2Q'18
3Q'18
4Q'18
1Q'19
2Q'19
3Q'19
4Q'19

90+ days past due

$ in millions, % of period-end loan receivables



$1,869
$1,776
$1,561
$1,833
$2,135
$2,019
$1,768
$1,723
$1,877
2.28%
2.28%
1.98%
2.09%
2.29%
2.51%
2.16%
2.07%
2.15% (c)
4Q'17
1Q'18
2Q'18
3Q'18
4Q'18
1Q'19
2Q'19
3Q'19
4Q'19

Allowance for loan losses

$ in millions, % of period-end loan receivables



$5,574
$5,738
$5,859
$6,223
$6,427
$5,942
$5,809
$5,607
$5,602
6.80%
7.37%
7.43%
7.11%
6.90%
7.39%
7.10%
6.74%
6.42%
4Q'17
1Q'18
2Q'18
3Q'18
4Q'18
1Q'19
2Q'19
3Q'19
4Q'19

(a) Excluding the PayPal Credit program and Walmart Portfolio, 4Q'19 30+ rate was flat versus 4Q'18
(b) Excluding the PayPal Credit program and Walmart Portfolio, 4Q'19 net charge-off rate was down ~15bps versus 4Q'18
(c) Excluding the PayPal Credit program and Walmart Portfolio, 4Q'19 90+ rate was flat versus 4Q'18

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Other Expense Other expense $ in millions 0% 4Q'19 Highlights $1,078 $1,079 • Other expense remained flat • Efficiency ratio increased 4.4pts to 34.8%, driven primarily by the impact of the Walmart sale and increased RSA, and included a restructuring charge of $21 million 4Q'18 4Q'19 V$ V% Employee costs $353 $385 $32 9% Professional fees 231 199 (32) (14)% Marketing/BD 166 152 (14) (8)% Information processing 118 122 4 3% Other 210 221 11 5% Other expense $1,078 $1,079 $1 0% (a) Efficiency 30.4% 34.8% 4.4 pts. (a) “Other expense” divided by sum of “NII” plus “Other income” less “Retailer share arrangements (RSA)” 9

Funding, Capital and Liquidity Funding sources Capital ratios $ in billions Common equity Tier 1% - Basel III fully phased-in $88.0 V$ $85.0 14.0% 14.1% $9.6 $9.5 $(0.1) Unsecured $14.4 $10.4 $(4.0) Securitization 4Q'18 4Q'19 Deposits $64.0 $65.1 +$1.1 Liquidity(a) $ in billions $23.4 $19.2 4Q'18 4Q'19 Variance Deposits 73% 77% +4 pts. Securitization 16% 12% (4) pts. 4Q'18 4Q'19 Unsecured 11% 11% – pts. Liquid assets $14.8 $17.3 Undrawn credit facilities 4.4 6.1 Total liquidity $19.2 $23.4 % of Total assets 18.0% 22.3% (a) Does not include unencumbered assets in the Bank that could be pledged 10

2019 Performance 2019 Outlook 2019 Actual In-line with expectations with (a) solid Core growth across each Core Loan Receivables Growth 5% - 7% 5% platform Net Interest Margin 15.75% - 16.00% 15.78% In-line with expectations Improved program and credit RSAs/Average Receivables 4.0% - 4.2% 4.4% performance Better than expectations with Net Charge-Off Rate 5.7% - 5.9% 5.6% favorable credit trends Higher RSAs due to improved program Efficiency Ratio ~ 31.0% 31.9% and credit performance (b) ROA ~ 2.5% 2.7% Drivers noted above led to higher ROA (a) Loan Receivable growth shown on a Core basis is a non-GAAP measure and excludes from both the prior year and the current year amounts related to the Walmart and Yamaha portfolios, sold in October 2019 and January 2020, respectively. See non-GAAP reconciliation in the appendix. (b) Excludes impact of reductions in reserve related to the Walmart consumer portfolio sale. Total ROA for 2019 was 3.5%. 11

Estimated CECL Adoption Impact $ in billions Impact to consolidated balance sheet Adoption Impact Estimated • Adoption of CECL was effective on CECL January 1, 2020 – no impact to 2019 12/31/19 Impact 1/1/20 Allowance for loan losses $(5.6) $(3.0) $(8.6) − Initial adjustment recorded through retained earnings and does not impact Deferred tax asset $0.7 Net Earnings Total Equity $15.1 $(2.3) $12.8 • Impact of CECL does not impact or change the following: − Cash flows generated by the Company Impact to Common equity Tier 1 (CET1) – applying phase-in − Lifetime value of an account or the IRR of marketing investments Estimated CECL • On a regulatory basis, elected to phase- 12/31/19 Impact 1/1/20 in the approximate $2.3 billion capital impact at 25% per year in each of 2020 Common equity Tier 1 $12.3 $(0.6) $11.7 to 2023 CET1% 14.1% (0.6)% 13.5% − Approximate 60 bps impact to CET1% per year during the phase-in period • Expected increase in reserves was in line with expectations provided 12

2020 Outlook

	2020 Outlook With CECL (GAAP)	2020 Impact of CECL	
Loan Receivables Growth	5% - 7%	No impact	Expect growth to accelerate in 2H20 as new programs launch
Net Interest Margin	15.25% - 15.50%	No impact	Walmart conversion impact—excess liquidity (~$3B) and higher Walmart loan yield
RSAs/Average Receivables	4.3% - 4.5%	No change to the range	CECL impact not expected to change range
Net Charge-Off Rate	5.4% - 5.6%	No impact	Benefit from Walmart
Reserve Build	$800MM - $900MM	~+$300MM	Stable credit and larger CECL reserve build for growth
Efficiency Ratio	~ 32%	No impact	Walmart impact and new program investments
ROA	~ 2.2%	~(0.3)%	CECL and new program investments

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Focus on Long-Term Value Creation While Diversifying for the Future Grow core partnerships and continue to add new programs at attractive returns Strategic Purpose: Ensure continued growth of our core business at appropriate risk-adjusted returns • Drive growth for our partners and continue to strengthen our relationships by delivering new products and capabilities • Launch new programs with a focus on fast-growing partners where we can leverage our technology and capabilities Diversify the business through targeted strategies in Payment Solutions, CareCredit, and Synchrony branded products Strategic Purpose: Diversify and expand business by accelerating growth in smaller programs and new products • Grow Payment Solutions through point-of-sale capabilities and innovative product offerings • Grow CareCredit through broader acceptance and further expansion of the network (health systems) • Invest in Synchrony branded products – Auto and Home Networks, Synchrony Mastercard, and additional deposit products • Leverage acquisitions to develop and grow new revenue sources (e-gifting, pets) Deliver best in class customer experience through technology and data analytics Strategic Purpose: Drive a customer first approach to deliver exceptional customer experiences to drive growth • Continue expansion of advanced analytics leveraging customer level performance dynamics • Further develop capabilities to deliver a frictionless customer experience • Leverage alternative data and machine learning to further drive innovation (e.g. underwriting and authentication) Operate with a strong balance sheet and financial profile Strategic Purpose: Drive growth at attractive risk-adjusted returns while maintaining strong capital and liquidity levels • Disciplined capital allocation approach to drive growth, launch new programs and invest in new products and capabilities and continue to return capital to shareholders(a) 14 (a) Subject to board and regulatory approvals

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Appendix 16

Non-GAAP Reconciliation[a]

The following table sets forth the components of our Growth Metrics for the periods indicated below.

	At December 31,					
	Total		Retail Card		Payment Solutions	
	2018	2019	2018	2019	2018	2019
Loan receivables	$93.1	$87.2	$63.8	$56.4	$19.8	$20.5
Less: Walmart and Yamaha Loan receivables	(10.2)	(0.0)	(9.5)	-	(0.7)	(0.0)
Core Loan receivables	**$82.9**	**$87.2**	**$54.3**	**$56.4**	**$19.1**	**$20.5**

	For the quarter ended December 31,	
	Total	
	2018	2019
Purchase volume	$40.3	$40.2
Less: Walmart and Yamaha Purchase volume	(3.0)	(0.3)
Core Purchase volume	**$37.3**	**$39.9**
Average active accounts	77.4	73.7
Less: Walmart and Yamaha Average active accounts	(7.7)	(1.7)
Core Average active accounts	**69.7**	**72.0**
Interest and fees on loans	$4,774	$4,492
Less: Walmart and Yamaha Interest and fees on loans	(559)	(69)
Core Interest and fees on loans	**$4,215**	**$4,423**

(a) Accounts represent average active accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Loan receivables and Purchase volume $ in billions, and Interest and fees on loans $ in millions.

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